UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                            ☒

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☐        Soliciting Material Pursuant to §240.14(a)-12

ZOOM TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Note: PDF provided as a courtesy

ZOOM TECHNOLOGIES, INC.

November 9, 2010

To the Stockholders of Zoom Technologies, Inc.:

Zoom Technologies, Inc. (the "Company") is pleased to send you the enclosed notice of the 2010 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on December 10, 2010 at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, NY 10017, USA.

The items of business for the Annual Meeting are listed in the following Notice of 2010 Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about November 17, 2010.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

Sincerely yours,

/s/ Lei Gu

Lei Gu
Chairman of the Board and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

ZOOM TECHNOLOGIES, INC.
Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road, Chaoyang District
Beijing, China 100027

U.S. Correspondence Address:
C/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017, USA
(917) 609-0333

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
 To be held on December 10, 2010

The 2010 Annual Meeting of Stockholders (the "Annual Meeting") of Zoom Technologies, Inc. (the "Company") will be held at 10:00 a.m. on December 10, 2010, at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, NY 10017, USA, for the following purposes:

1. To elect five (5) directors to serve on the Board of Directors until the next Annual Meeting of Stockholders or until their successors are elected (Proposal No.1);

2. To amend the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares (Proposal No.2);

3. To amend Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share (Proposal No.3);

4. To amend the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting (Proposal No.4);

5. To ratify the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010 (Proposal 5.)

6. To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on October 25, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

Stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card you may choose to vote in person at the Annual Meeting. Your vote is important. Whether or not you expect to attend the Annual Meeting, please read the attached proxy statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your presentation at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" the approval of the above proposals to be submitted at the Annual Meeting.

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 2009 ARE AVAILABLE AT http://www.zoomleimone.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lei Gu
Lei Gu
Chairman of the Board and Chief Executive Officer

PROXY STATEMENT
OF
ZOOM TECHNOLOGIES, INC.
Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road, Chaoyang District
Beijing, China 100027

U.S. Correspondence Address:
C/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017, USA

(917) 609-0333

______________________________

2010 ANNUAL MEETING OF STOCKHOLDERS

To be held on December 10, 2010, 10:00 a.m.

at

The offices of Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017, USA

INTRODUCTION

2010 Annual Meeting of Stockholders

This Proxy Statement is being furnished to holders of shares of common stock, $.01 par value (the "Common Stock") of Zoom Technologies, Inc., a Delaware corporation ("Zoom" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the 2010 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:00 a.m. on December 10, 2010 at the offices of Ellenoff Grossman & Schole LLP located at 150 East 42nd Street, 11th Floor, New York, NY 10017, USA, and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board of Directors has fixed the close of business on October 25, 2010 (the "Record Date") as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Annual Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about November 17, 2010.

Proposal to be Submitted at the Annual Meeting

At the Annual Meeting, stockholders will be acting upon the following proposals:

1. To elect five (5) directors to serve on the Board of Directors until the next Annual Meeting of Stockholders or until their successors are elected (Proposal No.1);

2. To amend the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares (Proposal No.2);

3. To amend Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share (Proposal No.3);

4. To amend the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting (Proposal No.4);

5. To ratify the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010 (Proposal 5.)

6. To transact such other business as may properly come before the meeting.

Principal Offices

The principal executive offices of the Company are located at Sanlitun SOHO, Building A, 11th Floor, No.8 Workers Stadium North Road, Chaoyang District, Beijing, China 100027. The U.S. Correspondence address of the Company is: C/o Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, U.S.A. Our telephone number in the U.S. is (917) 609-0333.

Information Concerning Solicitation and Voting

As of the Record Date, there were 13,074,678 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the Annual Meeting for each share held of record. The presence in person or by proxy of holders of record of a one third of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

"Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to the proposals.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the date of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF ALL PROPOSALS IF NO CONTRARY SPECIFICATION IS MADE.

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

December 10, 2010, 10:00 a.m. (Eastern Standard Time).

Where will the Annual Meeting be held?

The annual meeting will be held at the offices of the Ellenoff Grossman & Schole LLP at 150 East 42nd Street, 11th Floor, New York, NY 10017.

What is being considered at the meeting?

At the Annual Meeting, stockholders will be acting upon the following proposals:

1. To elect five (5) directors to serve on the Board of Directors until the next Annual Meeting of Stockholders or until their successors are elected (Proposal No.1);

2. To amend the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares (Proposal No.2);

3. To amend Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share (Proposal No.3);

4. To amend the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting (Proposal No.4);

5. To ratify the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010 (Proposal 5.)

6. To transact such other business as may properly come before the meeting.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the meeting?

You may vote at the Annual Meeting if you owned Common Stock as of the close of business on Record Date which is October 25, 2010. Each share of Common Stock is entitled to one vote.

How do I vote?

You can vote in three ways:


by attending the Annual Meeting at 10:00 a.m. (Eastern Standard Time) on Friday, December 10, 2010 at the offices of Ellenoff Grossman & Schole LLP at 150 East 42nd Street, 11th Floor, New York, NY 10017, and at any adjournment or postponements thereof and voting thereat;

	by completing, signing, dating and returning the enclosed Proxy Card (applicable only to stockholders of record); or
	by following the instructions on the vote instruction form (applicable only to beneficial holders);

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the re-election of the five candidates as directors, FOR amending the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares, FOR amending Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share, FOR amending the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting and FOR ratifying the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010.

What does it mean if I receive more than one Proxy Card?

It means you may have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares of Common Stock. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, 330 N. Brand Blvd., Suite 701, Glendale, CA 91203-2149, telephone (818) 254-3160.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy or attend the annual meeting and vote in person.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' un-voted shares on certain "routine" matters. With the sole exception of the ratification of Goldman Kurland Mohidin LLP as independent auditors for the year ending December 31, 2010, no matters submitted for shareholder approval herein are "routine" matters. When a brokerage firm votes its customers' un-voted shares, these shares are counted for purposes of establishing a quorum.  At our Annual Meeting these shares will be counted as voted by the brokerage firm with respect to ratifying the Board of Directors' reappointment of Goldman Kurland Mohidin LLP as Company's auditors for the year 2010.

How do I vote if I hold shares registered in the name of a broker or bank?

If, on Record Date which is October 25, 2010, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and a Notice of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the annual meeting. If you want to attend the Annual Meeting, and vote at the Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement showing ownership as of October 25, 2010, a copy of the voting instruction card provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy in advance of the Annual Meeting to ensure your vote is counted.

Can I change my mind after I return my Proxy?

Yes. You may change your vote at any time before your Proxy is voted at the Annual Meeting. If you are a shareholder of record, you can do this by giving written notice to your respective corporate secretary, by submitting another Proxy with a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions.

How many shares are eligible to be voted at the Annual Meeting?

The record date for the Annual Meeting is October 25, 2010. Only shareholders of record at the close of business on October 25, 2010, will be entitled to vote at the Annual Meeting. At the close of business on that date, there were issued and outstanding 13,074,678 shares of the Company's Common Stock entitled to one vote per share.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, one third (33%) of our outstanding shares of Common Stock as of October 25, 2010 must be present in person or by proxy at the meeting. This is referred to as a quorum. On October 25, 2010, there were 13,074,678 shares of Common Stock outstanding and entitled to vote. If a quorum is not present, then either the chairman of the meeting or the shareholders entitled to vote at the meeting may adjourn the meeting until a later time. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

What vote is required to re-elect directors?

Directors are elected by a plurality of the votes cast. Abstentions and broker "non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have no effect on the vote for re-election of directors.

What vote is required to amend the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares?

To amend the Certificate of Incorporation to increase the authorized amount of common stock requires the affirmative vote of at least a majority of the Company's outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes", or other limited proxies will have the effect of a vote against the increase in authorized amount of common stock.

What vote is required to amend the Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share?

To amend the Certificate of Incorporation to create a new class of blank check preferred stock requires the affirmative vote of at least a majority of the Company's outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes", or other limited proxies will have the effect of a vote against the creation of a new class of blank check preferred stock.

What vote is required to amend the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting?

To amend the Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting requires the affirmative vote of at least a majority of the Company's outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes", or other limited proxies will have the effect of a vote against amending the Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting.

What vote is required to ratify the Board of Directors reappointment of Company's auditors for the year 2010?

Ratification of the Board of Directors reappointment of Goldman Kurland Mohidin LLP as Company's auditors for the year 2010 will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Meeting. Only proxies indicating votes "FOR," "AGAINST" or "ABSTAIN" on this proposal or providing the designated proxies with the right to vote in their judgment and discretion on this proposal are counted to determine the number of shares present and entitled to vote.   Abstentions will have no effect on the results of the vote on this proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed Proxy Card gives authority to the Proxy holders to vote on those matters at their discretion.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

The Board of Directors has nominated five (5) Directors to be elected at the Annual Meeting. Each Director, if elected, will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

All proxies will be voted for the re-election of the following five (5) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Name	Position with Company	Age	Director Since
Lei Gu	CEO and Chairman	47	2004
Frank B. Manning	Director	62	1977
Augustine Lo (1)	Director	56	2009
Chang Shan (1)	Director	51	2008
Cheng Wang (1)	Director	55	2009

(1) Current member of the Company's Audit and Compensation Committees.

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years, has been furnished to the Company by the respective director nominees.

Lei Gu, Chairman of the Board, Director and Chief Executive Officer. Mr. Gu has served as the Chairman of the Board and Chief Executive Officer of Gold Lion Holding Limited, our predecessor and current wholly-owned subsidiary, since May 2004 and as the Chairman of TCB Digital, our primary operating subsidiary since July 2007. He worked for CEC Telecom Company Ltd. from 2000 to 2004, joining the company among its first employees and became its Chief Operating Officer. CEC Telecom was sold to Qiao Xing Mobile Communication, a mobile handset manufacturer in China which currently trades on NYSE under the symbol "QXM". From 1999 to 2000, Mr. Gu was the President of Xin Tian Di Technology Group Company, Ltd., a GPS application & service company. Mr. Gu was Associate Professor at Beihang University in Beijing, China from 1993 to 1999. He received his Ph.D. degree in engineering from Beihang University in 1993.

Frank B. Manning, Director. Mr. Manning is a co-founder of Zoom. Mr. Manning served as Zoom's president, chief executive officer, and a director from May 1977 to September 2009, when Zoom merged with Gold Lion Holding Limited. He served as Zoom's chairman of the board from 1986 to September 2009. Mr. Manning is currently President, Chief Executive Officer and Chairman of the Board of Zoom Telephonics, Inc., an entity that was spun-off of Zoom in September 2009. From 1998 through late 2006, Mr. Manning was also a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. Mr. Manning is the brother of Terry Manning, Zoom's vice president of sales and marketing. From 1999 to 2005, Mr. Manning was a Director of Intermute, a company that Zoom co-founded and that was sold to Trend Micro Inc., a subsidiary of Trend Micro Japan. Mr. Manning was also a director of Unity Business Networks, a hosted VoIP service provider, from Zoom's investment in July 2007 until its acquisition in 2009. He earned his BS, MS and Ph.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow.

Augustine Lo, Director. Mr. Lo has been an independent director of the Company since January 2009 and he also serves as the Chairperson of the Company's Audit and Compensation Committees. Since 2005, Mr. Lo has been a private investor into various technology companies in Asia. During the 1970s, Mr. Lo was the Controller of the Disk Drive Division for Qume Corporation. During the 1980s, Mr. Lo worked for Apple International Inc., a division of Apple, Inc., as the Director of Finance & Administration, overseeing operations in Hong Kong and Japan. In 1989, Mr. Lo formed PacRim Technologies Ltd., a software distributing company with operations in Singapore, Taiwan and China, and its software products including Adobe, Macromedia, Handspring and Umax. PacRim merged into GrandTech of Taiwan in 1999 which conducted a public offering in 2001. He remained on GrandTech's board and headed up its operations in Hong Kong, China, Korea and the Philippines until 2005. Mr. Lo received his MBA and BS degrees from the University of California at Berkeley.

Chang Shan, Director. Mr. Shan has been an independent director of the Company since August 2008. Mr. Shan is currently the President of the China Institute of Geotechnical Investigation and Survey, a survey and construction design company at which he has been employed since 1998. He has been the Chairman of the Board of Directors from 1999 to present, of the China Infrastructure Holdings Ltd., a company in the construction business with a particular emphasis on toll bridges, and has its shares listed on the Singaporean Stock Exchange. Mr. Shan is also a director of the Bank of Tianjin, China since 2007. Mr. Shan holds a Bachelor's degree in Engineering from the Shanghai Tong Ji University, a Master's degree in Engineering from the China Academy of Railway Sciences and an EMBA from the Tsinghua University.

Cheng Wang, Director. Mr. Wang has been an independent director of the Company since November 2009. Mr. Wang is currently a Senior Researcher, Professor and Deputy Director of the Institute of Economics at the Chinese Academy of Social Sciences (CASS), the premier academic research organization in the fields of philosophy and social sciences of China, at which he has been employed since 1987. He has also been the Co-Editor of the Economic Research Journal since 2005. Mr. Wang was a visiting scholar at the Dept of Economics of Brown University in the US from 2001 to 2002, a visiting research fellow at the University of London in the UK from 1997 to 1998, and a visiting researcher at Loughborough University in the UK from 1992 to 1993. In addition to the multiple awards he has received from CASS, he was also the recipient of the Honorable Academic Subsidy from the State Council of China in 2006. Among his many publications and translations are 20 books that he authored since 1987, with topics ranging from Keynesian Economics, the socialist market economy, the economic transformation of China, industrial reform, risk management, and income distribution in China. One of his books, Taiwan in the 21st Century, was published in the US in 2003. Mr. Wang received his PhD in Economics from CASS, and his Master and Bachelor degrees in Economics from Wuhan University.

No director or executive officer of the Company has any family relationship with any other director or executive officer of the Company.

Involvement in Certain Legal Proceedings

None of our directors has been, during the past ten years:

(i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within ten years prior to that time;

(ii) named in as a defendant or counter-claimant in any civil litigation in the past ten years;

(iii) convicted or plead nolo contendere in any criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iv) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(v) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(vi) involved in any judicial or administrative proceeding resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

(vii) involved in any judicial or administrative proceedings based on violations of federal or state securities , commodities, banking or insurance laws and regulations , or any settlement to such actions ( other than settlements of civil proceedings among private parties);

(viii) involved in any disciplinary sanction or orders imposed by a stock, commodities or derivatives exchange or other similar self-regulatory organization.

Corporate Governance - Board Leadership Structure

Our Company is led by Lei Gu, who has served as Chairman of our Board of Directors and Chief Executive Officer since September 2009, and CEO and Chairman of TCB Digital since July 2007. We believe that having Mr. Gu act in both these roles is most appropriate for the Company at this time because it provides the Company with consistent and efficient leadership, both with respect to the Company's operations and the leadership of the Board. In particular, having Mr. Gu act in both these roles increases the timeliness and effectiveness of the Board's deliberations, increases the Board's visibility into the day-to-day operations of the Company, and ensures the consistent implementation of the Company's strategies.

Board's Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession, compensation, compliance, and other risks.

Director Independence

As a NASDAQ listed company, the Company uses the independence definitions of NASDAQ in determining whether our directors are independent. The discussion below reflects such standards of independence.

Our Board of Directors has determined that three of our directors, Mr. Lo, Mr Shan and Mr. Wang, each qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and as that term is defined under NASDAQ Rule 4200(a) (15). In addition, each member of the Audit Committee is independent as required under Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors held two formal meetings during the most recently completed fiscal year. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Standing committees of the Board include an Audit Committee and a Compensation Committee. During 2009 Messrs. Lo, Shan and Wang, served as the members of each of these Committees.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available on Zoom's website at www.zoomleimone.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) Zoom's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of Zoom's independent registered public accounting firm. The Audit Committee held three meetings during 2009. The Board of Directors determined that Augustine Lo qualifies as an audit committee financial expert.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the year ended December 31, 2009. The Audit Committee has also discussed with Goldman Parks Kurland Mohidin LLP, Zoom's independent registered public accounting firm for the year ended December 31, 2009, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Goldman Parks Kurland Mohidin LLP regarding their independence, and has discussed the matter with Goldman Parks Kurland Mohidin LLP.

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for 2009 be included in Zoom's Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:

Augustine Lo
Chang Shan
Cheng Wang

Compensation Committee

Messrs. Lo, Shan and Wang are currently the members of Zoom's Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving Zoom's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under Zoom's stock option plans. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee's written charter is publicly available on Zoom's website at www.zoomleimone.com. The Compensation Committee held one meeting during 2009.

Decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee is also responsible for administering the Company's 2009 Equity Incentive Compensation Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted.

Independent Director Oversight of Director Nominations

Director nominees must either be selected, or recommended for the Board's selection by our independent directors constituting a majority of the Board's independent directors in a vote in which only independent directors participate. Messrs. Lo, Shan and Wang are the independent members of the Board of Directors. The Board did not receive any shareholder nominations to the Board of Directors and each of the independent members on the Board nominated for re-election for each of Messrs. Gu, Manning, Lo, Shan and Wang based on their experience on the Company's Board of Directors.

In nominating directors for election, the independent directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent directors may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for Director for election at the 2011 Annual Meeting of Stockholders, it must follow the procedures described in "Deadline for Receipt of Stockholder Proposals and Recommendations for Director." The Board of Directors does not have a policy with regard to the consideration of diversity in identifying director nominees.

Code of Ethics

We have adopted a written code of business conduct and ethics, known as our Code of Business Conduct and Ethics which applies to all of our directors, officers, and employees, including our principal executive officer and our principal financial and accounting officer. Our Code of Business Conduct and Ethics is posted at www.zoomleimone.com. To receive a copy of our Code of Business Conduct and Ethics, at no cost, requests should be directed to the Secretary, Sanlitun SOHO, Building A, 11th Floor, No.8 Worker Stadium North Road, Chaoyang District, Beijing, China 100027. We intend to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics in a report filed under the Securities Exchange Act of 1934, as amended, within four business days of the amendment or waiver.

Required Vote

Directors are elected by a plurality of the votes cast. Abstentions and broker "non-votes" will have no effect on the vote for re-election of directors. Unless marked to the contrary, proxies received will be voted "FOR" all directors nominated in Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR IN PROPOOSAL NO. 1.

PROPOSAL NO. 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED CAPITAL

The Board of Directors of the Company proposes amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock as more fully described below. The Company currently has authorized capital stock of 25,000,000 shares of common stock with approximately 13,074,678 shares of common stock outstanding, 2,500,000 shares of common stock reserved for issuance under our 2009 Equity Incentive Compensation Plan and 2,693,926 shares reserved for the issuance of warrants, and there is no preferred stock authorized. The Board believes that the increase in the number of authorized shares of common stock would provide the Company greater flexibility with respect to the Company's capital structure for purposes such as future additional equity financings and acquisitions. The Board of Directors of the Company believes that an amendment to the Certificate of Incorporation substantially as set forth below is in the best interest of the Company and its shareholders.

Purposes of the Amendment

The Board of Directors recommends the increase in authorized shares of common stock to increase the Company's financial flexibility. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The extra shares of authorized common stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

Principal Effects Of The Increase in Authorized Shares

The proposal to increase our authorized shares of common stock was determined by the Company's Board of Directors, in its sole discretion. The Company's stockholders will not realize any dilution in their voting rights as a result of the increase in authorized shares of common stock but will experience dilution to the extent additional shares would be issued.

Issuance of significant numbers of additional shares of the Company's common stock in the future (i) will dilute stockholders' percentage ownership and (ii) if such shares are issued at prices below what current stockholders' paid for their shares, may dilute the value of current stockholders' shares.

Having an increased number of authorized but unissued shares of Common Stock would allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of Common Stock by existing shareholders. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders.

When issued, the additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

Shares of authorized and unissued common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of the Company could occur. Issuance of additional common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company's Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

Effective Date of the Amendment

If the Amendment is approved by our stockholders, we have to file the certificate of amendment with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file the certificate of amendment for the Amendment as soon as practicable.

Our board of directors reserves the right, notwithstanding stockholder approval of the Amendment and without further action by our stockholders, not to proceed with the Amendment at any time before the effective date of the amendment and restatement of our certificate of incorporation.

Regarding the authorized capital structure of the Company, Article FOURTH of the Company's Certificate of Incorporation, as amended, currently provides as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is as follows: 25,000,000 shares of Common Stock, $.01 par value.

The Company's Board of Directors has approved the following amendment to Article 4, subject to approval of such amendment by the holders of the Company's Common Stock as specified below:

The entire Article Fourth, as amended, is to be deleted in its entirety and be replaced by the following paragraph:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is as follows: 35,000,000 shares of Common Stock, $.01 par value.

Required Vote

Amending the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Unless marked to the contrary, proxies received will be voted "FOR" Proposal 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
AUTHORIZE 1,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK

General

We are asking our stockholders to approve an amendment to our certificate of incorporation to authorize 1,000,000 shares of blank check preferred stock with a par value of $0.01 per share and to provide that our board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock. The Board believes that the creation would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and acquisitions. The Board of Directors of the Company believes that an amendment to the Certificate of Incorporation substantially as set forth below is in the best interest of the Company and its shareholders.

Our certificate of incorporation currently authorize the issuance of up to 25,000,000 shares of common stock with a par value of $0.01 per share and no preferred stock is currently authorized. If our certificate of incorporation is amended to authorize the issuance of "blank check" preferred stock, our board of directors would have discretion to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock. If this proposal is approved by our stockholders, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law or rules. The term "blank check" preferred stock refer to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company.

Upon the effectiveness of the amendment authorizing the creation of a class of blank check preferred stock, when required by law and in accordance with the Delaware General Corporation Law, our board of directors will have the express authority to execute and file a certificate of designation setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of our preferred stock.

Purposes of the Amendment

The Board of Directors recommends the authorization of Preferred Stock to increase the Company's financial flexibility. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Preferred Stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

If the proposed amendment is approved, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's shareholders, unless required in a specific case by applicable laws or regulations, to authorize the issuance of the Preferred Stock from time to time in one or more series, and to fix by resolution or resolutions, designations, preferences, limitations and relative rights of each such series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's Common Stock. No preferred stock is presently authorized by the Company's Certificate of Incorporation.

Effects of the Authorization of a Class of Preferred Stock

The issuance of shares of our preferred stock may adversely affect the rights of the holders of our common stock. If we issue preferred stock, such preferred stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power and economic interest of the holders of our common stock. For example, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of our preferred stock would dilute the earnings per share and book value per share of all outstanding shares of our common stock. In addition, in a liquidation, the holders of our preferred stock may be entitled to receive a certain amount per share of our preferred stock before the holders of our common stock receive any distribution. In addition, the holders of our preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of our common stock when we seek to take corporate action. Our preferred stock also may be convertible into shares of our common stock. Furthermore, our preferred stock could be issued with certain preferences over the holders of our common stock with respect to dividends or the power to approve the declaration of a dividend. The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

  reduction of the amount of funds otherwise available for payment of dividends on our common stock;
  restrictions on dividends on our common stock;
  dilution of the voting power of our common stock; and
  restrictions on the rights of holders of our common stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

In addition to financing purposes, we could also issue shares of preferred stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of our board of directors, this action would be in the best interest of our company and stockholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our company. Such shares also could be privately placed with purchasers favorable to our board of directors in opposing such action. In addition, our board of directors could authorize holders of a series of our preferred stock to vote either separately as a class or with the holders of our common stock, on any merger, sale or exchange of assets by our company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our company should our board of directors consider the action of such entity or person not to be in the best interest of our stockholders. The issuance of new shares also could be used to entrench current management or deter an attempt to replace our board of directors by diluting the number or rights of shares held by individuals seeking to control our company by obtaining a certain number of seats on our board of directors.

Effective Date of the Amendment

If the Amendment is approved by our stockholders, we have to file the certificate of amendment with the Delaware Secretary of State in order for the amendment to become effective. If we obtain stockholder approval of this proposal, we intend to file the certificate of amendment for the Amendment as soon as practicable.

Our board of directors reserves the right, notwithstanding stockholder approval of the Amendment and without further action by our stockholders, not to proceed with the Amendment at any time before the effective date of the amendment and restatement of our certificate of incorporation.

Dissenters Rights

Neither Delaware law nor our certificate of incorporation or bylaws provides our stockholders with the rights of appraisal or similar rights of dissenters with respect to the Amendment.

Article FOURTH of the Company's Certificate of Incorporation, as amended, currently provides as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is as follows: 25,000,000 shares of Common Stock, $.01 par value.

The Company's Board of Directors has approved the following amendment to Article 4, subject to approval of such amendment by the holders of the Company's Common Stock as specified below:

The entire Article Fourth, as amended, is to be deleted in its entirety and be replaced by the following paragraphs:

FOURTH. A. Classes of Stock. This corporation is authorized to issue two classes of shares of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Twenty Five

Million (25,000,000), par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is One Million (1,000,000), par value $0.01 per share; the total number of shares which the corporation is authorized to issue is Twenty Six Million (26,000,000).

B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, and any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable, provided no shares of such series are then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

In the event that Proposal No. 2 and Proposal No. 3 are approved by the Shareholders, then

The entire Article Fourth, as amended, is to be deleted in its entirety and be replaced by the following paragraphs:

FOURTH. A. Classes of Stock. This corporation is authorized to issue two classes of shares of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Thirty Five Million (35,000,000), par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is One Million (1,000,000), par value $0.01 per share; the total number of shares which the corporation is authorized to issue is Thirty Six Million (36,000,000).

B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, and any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable, provided no shares of such series are then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Required Vote

Amending the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Unless marked to the contrary, proxies received will be voted "FOR" Proposal 3.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
TO PERMIT ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS WIHOUT A MEETING

The Board of Directors of the Company recommends allowing any action required or permitted to be taken by stockholders may be taken without a meeting of stockholders if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action. If written consent is allowed, action of stockholders can be undertaken more efficiently. The Board of Directors believes it is in the best interest of the Company and its stockholders to allow action of stockholders by written consent and therefore proposes to amend the Company's Certificate of Incorporation and Bylaws as follows.

Background to Proposal 4

The General Corporation Law of the State of Delaware provides that, unless a company's certificate of incorporation provides otherwise, stockholders may take action without a meeting if the holders of stock having the minimum number of votes necessary to authorize such action sign a written consent. The Company's current Certificate of Incorporation and Bylaws currently requires that any action permitted to be taken by stockholders may only be taken at an annual meeting or special meeting of stockholders. The Company's Board of Directors is now proposing an amendment to the Company's Certificate of Incorporation and Bylaws that would permit action that is required to be taken or which may be taken at any annual or special meeting of stockholders of the Company to be taken by the written consent of stockholders, without a meeting, if such action is taken by a written consent signed by the holders of stock having the minimum number of votes necessary to authorize such action at a meeting.

There may be advantages of not permitting stockholder action by written consent, these advantages may include:

  requiring stockholder action only at a stockholder meeting increases the likelihood that the Company and all of its stockholders will be given an opportunity to consider carefully and respond prudently to important stockholder proposals; and

  requiring stockholder action only at a stockholder meeting avoids untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of the Company's management and Board of Directors.

Conversely, there may be advantages of permitting stockholder action by written consent, these advantages may include:

  the view that provisions limiting action by written consent of the stockholders are inconsistent with principles of good corporate governance because they can, either in appearance or practice, limit stockholders' ability to participate effectively in corporate governance;

  the expense of holding a meeting of stockholders can be considerable, and it is inefficient to hold a stockholders meeting if the holders of a significant number of voting stock have already determined how a matter will be decided; and

  the ability to obtain stockholder approval by written consent also facilitates transactions by the Company without the delays in calling a meeting and distributing meeting materials.

In making its recommendation, the Board of Directors balanced the various interests of those who view the right to act by written consent as good corporate governance and the attendant advantages of acting by written consent, and the protections afforded stockholders by precluding action by written consent. The Board of Directors noted that permitting action by written consent of the stockholders is consistent with the Company's overall efforts to reduce expenses. The Board of Directors concluded that the best interests of the Company and its stockholders would be served by amending the Company's Certificate of Incorporation and Bylaws to permit action by written consent (and without a meeting of stockholders).

If Proposal No. 4 is approved by the stockholders, the Certificate of Incorporation and Bylaws of the Company will be amended as follows:

The Company's Certificate of Incorporation, Article EIGHTH, Clause 4, currently states:

EIGHTH: 4. Notwithstanding any other provision of law, all action required to be taken by the stockholders of the Corporation shall be taken at a meeting duly called and held in accordance with law, the Certificate of Incorporation and the Bylaws, and not by written consent.

Article EIGHTH, Clause 4 of the Certificate of Incorporation, shall be deleted in its entirety and be replaced with:

EIGHTH: 4. Notwithstanding any other provision of law, all action required to be taken by the stockholders of the Corporation shall be taken at a meeting duly called and held in accordance with law, the Certificate of Incorporation and the Bylaws, or by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Company's Bylaws, Section 1.7, currently states:

Section 1.7 Action Without Meeting. All action required or permitted to be taken by the stockholders must be taken at a meeting duly called and held in accordance with law and in accordance with the Certificate of Incorporation and these Bylaws."

Section 1.7 of the Bylaws, shall be deleted in its entirety and be replaced with:

Section 1.7 Action Without Meeting. Unless otherwise provided by law, any action required or permitted to be taken by the stockholders of the Corporation may be taken without notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the stockholders by written consent.

Required Vote

Amending the Certificate of Incorporation and the Bylaws of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Unless marked to the contrary, proxies received will be voted "FOR" Proposal 4.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

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PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

It is proposed that shareholders ratify the re appointment by the Board of Directors of Goldman Kurland Mohidin LLP as independent auditors for the Company for the fiscal year ending December 31, 2010. The Company does not expect representatives of Goldman Kurland Mohidin LLP to be present at the Annual Meeting. (Note: Subsequent to the completion of the audit of the Company's fiscal year ended December 31, 2009, Goldman Parks Kurland Mohidin LLP changed its name to Goldman Kurland Mohidin LLP.)

Approval by the shareholders of the appointment of independent auditors is not required, but the Board of Directors deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting do not approve the appointment of Goldman Kurland Mohidin LLP, the selection of independent auditors in the future will be reconsidered by the Board of Directors.

Even if the reappointment is ratified, the Board of Directors may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of Company and its stockholders.

Principal Accounting Fees and Services

The following table summarizes the fees for audit services and for other services billed by Zoom's principal accountants and independent registered pubic accounting firm, Goldman Parks Kurland Mohidin LLP, for fiscal year 2009 and UHY LLP, Zoom's former principal accountants and independent registered pubic accounting firm , for fiscal years 2008.

FEE CATEGORY	GPKM, LLP 2009	UHY, LLP 2008
Audit fees(1)	$390,000	$130,770
Audit-related fees(2)	0	2,250
Tax fees(3)	0	0
All other fees(4)	0	0
Total fees	$390,000	$133,020

______________

(1) Audit Fees. Consists of fees billed for professional services rendered for the audit of Zoom's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory filings and engagements.

(2) Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Zoom's consolidated financial statements and are not reported under "Audit Fees".

(3) Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services were comprised primarily of services for federal, state and international tax compliance.

(4) All Other Fees. Consists of fees for products and services other than the services reported above.

Required Vote

Ratification of the appointment of Goldman Kurland Mohidin LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative "FOR" vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted "FOR" Proposal 5.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 5.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal year ended December 31, 2009 and 2008 for our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers on December 31, 2009.  We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary	Option Awards (5)(6)(7)	All Other Compensation	Total
Lei Gu (1)(5)	2009	$0	$107,871	$0	$107,871
Chief Executive Officer

Frank B. Manning (2)(6)	2009	$94,468	$36,881	$1,650	132,999
Former Chief Executive Officer	2008	$129,272	$39,225	$1,711	$170,208

Anthony K. Chan (3)(5)	2009	$52,000	$161,807	$0	$213,807
Chief Financial Officer

Robert Crist (4)(7)	2009	$107,616	$18,653	$963	$127,232
Former VP of Finance and Chief Financial Officer	2008	$147,264	$19,612	$5,413	$172,289

______________

(1) Leo Gu became Chief Executive Officer of the Company on September 22, 2009.
(2) Frank B. Manning resigned as Chief Executive Officer of the Company on September 22, 2009.
(3) Anthony K. Chan became Chief Financial Officer of the Company on September 22, 2009.
(4) Robert Crist resigned as Chief Financial Officer of the Company on September 22, 2009.
(5) The values of option awards granted to Messrs. Gu and Chan are based on a Black-Scholes model for options granted on December 10, 2009 from the Zoom 2009 Equity Incentive Compensation Plan (the "New Plan"), the fair value computed was $1.79785 per share.
(6) The value of option awards granted to Mr. Manning in 2009 includes grants from both previous plans and the New Plan; and the fair value computed for options granted from the New Plan on December 10, 2009 was $1.20108 per share.
(7) The value of option awards granted to Mr. Crist in 2009 includes only grants from the previous plans.

Outstanding Equity Interests

The following table sets forth information concerning outstanding stock options for each named executive officer as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Number ofSecurities Underlying Unexercised Options
Name	Exercisable Options	Unexercisable Options	Option Exercise Price	Option Expiration Date
Lei Gu	0	60,000	$6.18	3-9-2013

Frank B. Manning	0 0 24,000	10,000 20,000 0	$6.18 1.80 3.60	6-9-2011 1-22-2012 1-17-2011

Anthony K. Chan	0	90,000	$6.18	3-9-2013

Option Exercises

During the year 2009, previous employees, directors and executives of Zoom who were granted options before the merger transaction with Gold Lion, exercised a total of 113,050 options between the prices of $0.77 to $5.15 per share.

Employment, Termination and Change of Control Agreements

The employment status of the Company's executives is "at-will" with no long-term employment agreement.

Director Compensation

The following table sets forth information concerning the compensation of our Non-Executive Directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	All Other Compensation	Total
Augustine Lo (1)	$0	18,016	0	$18,016
Chang Shan (1)	$0	12,011	0	$12,011
Cheng Wang (1)	$0	12,011	0	$12,011
Bernard Furman (2)	$0	11,150	0	$11,150
J. Ronald Woods (2)	$0	11,150	0	$11,150
Joseph J. Donovan (2)	$0	11,150	0	$11,150
Peter Kramer (2)	$0	11,150	0	$11,150

___________

(1) Appointed director on September 22, 2009.
(2) Resigned as director on September 22, 2009.
(3) The values of option awards granted to Messrs. Lo, Shan and Wang are based on a Black-Scholes model for options granted on December 10, 2099 from the Zoom 2009 Equity Incentive Compensation Plan (the "New Plan"), and the fair value computed was $1.20108 per share. The values of option awards granted to Messrs. Furman, Woods, Donovan and Kramer include grants from previous plans.

Currently, the Company's compensation policy for non-executive directors includes no cash compensation and an annual grant of options with quarterly vesting over 4 quarters. The chairperson of the sub-committees of the board is granted 15,000 options annually and other non-executive directors are granted 10,000 options annually.

ITEM 12 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

We maintain a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to our success. The table below sets forth certain information as of our fiscal year ended December 31, 2009 regarding the shares of our common stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders. Upon the adoption of the Zoom 2009 Equity Incentive Compensation Plan (the "New Plan") on December 10, 2009, we do not intend to issue any more equity-based awards from any of the previous plans that were approved and in place prior to the merger transaction with Gold Lion in September 2009.

Equity Compensation Plan Information.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options	Weighted-Average Exercise Price Of Outstanding Options	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	311,650	$3.25	0

Equity compensation plans not approved by security holders(2)	1,100,000	$6.18	1,088,350
Total:	1,411,650	$5.53	1,088,350

__________

(1) Includes the following plans: 1990 Employee Stock Option Plan, 1991 Directors Stock Option Plan, 1998 Employee Equity Incentive Plan, each as amended.
(2) Includes 2009 Equity Incentive Compensation Plan.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth, as of the record date of October 25, 2010, certain information as to the stock ownership of each person known by the Company to own beneficially five (5%) percent or more of the outstanding Common Stock, of each of the Company's named officers and directors who owns any shares and of all officers and directors as a group. In computing the outstanding shares of Common Stock, the Company has included all shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days and are therefore deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.

Name and Address of Beneficial Owner (1)	Common stock outstanding Immediately prior to the transaction

	Number	Percent
Lei Gu (1)	4,653,847	35.4%
Wei Cao (1)	1,160,288	8.8%
Anthony K. Chan (1)	40,324	0.3%
Frank B. Manning (2)	179,249	1.4%
Augustine Lo (1)	15,000	0.1%
Chang Shan (1)	10,000	0.1%
Cheng Wang (1)	10,000	0.1%
All directors and executive officers as a group (of 6 persons)	6,068,708	46.2%

(1)	The address for the stockholders is c/o Gold Lion Holding Ltd., Sanlitun SOHO, Building A, 11th Floor, No.8 Workers Stadium North Road, Chaoyang District, Beijing, China 100027.
(2)	The address for the stockholder is 207 South Street, Boston, Massachusetts 02111.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction which exceeds the lesser of (i) $120,000 or (ii) one percent of Zoom's average total assets at year end for the last two completed fiscal years, in which Zoom is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, Director, nominee for Director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Due from related parties

As of December 31, 2009 and 2008, due from related parties were:

	2009	2008

Due from related parties - short term

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	$5,625	$673,380
Hebei Leimone	329,082	745,944
Shanghai Spreadbridge Information Technology Co., Ltd.	9,864,476	2,111,460
Beijing Leimone Shengtong Wireless Technology Co., Ltd.	247,909	561,699
Gu Lei (Shareholder)	-	575,710
Leimone (Tianjin) Industrial Co., Ltd.	1,206,832	582,096
Beijing Leimone Shengtong Cultural Development Co., Ltd.	133,739	14,590
TCBGCL (Shareholder)	-	74,484
712 (Shareholder)	434,115	51,990
Zhejiang Leimone Electronics Co., Ltd.	-	678,489

Total due from related parties-short term	12,221,778	6,069,842

Due from related parties - long term

Beijing Leimone Shengtong Wireless Technology Co., Ltd.	-	247,294

Total due from related parties	$12,221,778	$6,317,136

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd. ("Electronics Science & Tech"), an entity related to the Company through a common shareholder of TCB Digital, purchased products from the Company. For the years ended December 31, 2009 and 2008, the Company recorded net revenues of $880,174 and $11,839,003 from sales to Electronics Science & Tech respectively.

Hebei Leimone is controlled by Gu, the majority shareholder of the Company.

  Hebei Leimone sells certain handsets to the Company. For the years ended December 31, 2009 and 2008, the Company recorded total purchases from Hebei Leimone of nil and nil respectively. The balances due from Hebei Leimone represented advances to Hebei Leimone which were Nil and $68,206 respectively as of December 31, 2009 and 2008;
  The Company sells certain products and provides some technical services to Hebei Leimone. For the years ended December 31, 2009 and 2008, the Company recorded net revenues of $1,242,523 and $407,116 respectively from sales to Hebei Leimone; and as of December 31, 2009 and 2008, the balances due from Hebei Leimone regarding such sales were $329,082 and $437,009 respectively;
  Additionally, Hebei Leimone borrowed money from the Company. The borrowings bear no interest and had a maturity of 12 months. As of December 31, 2009 and 2008, the balance of such loans was nil and $240,728 respectively.

Shanghai Spreadbridge Information Technology Co., Ltd. ("Shanghai Spreadbridge") is controlled by Gu, the majority shareholder of the Company.

  Shanghai Spreadbridge borrows money from the Company. The borrowings bear no interest and had a maturity of 14 months. As of December 31, 2009 and 2008, the balances of loans were Nil and $393,919 respectively, of which $393,919 was due on December 31, 2008, and $14,069 and $377,850 was subsequently received on February 19, 2009 and July 25, 2009 respectively;
  The Company sells certain products to Shanghai Spreadbridge. For the years ended December 31, 2009 and 2008, the Company recorded net revenues of $1,257,490 and $4,112,767 from sales to Shanghai Spreadbridge respectively. As of December 31, 2009 and 2008, the balances due from Shanghai Spreadbridge related to such sales was $325,079 and $1,263,007 respectively;
  Additionally, Shanghai Spreadbridge sells raw materials to the Company. For the years ended December 31, 2009 and 2008, the Company recorded total purchases from Shanghai Spreadbridge of Nil and $1,515,113 respectively. The amount due from Shanghai Spreadbridge represented advances of $9,539,397 and $454,534 as of December 31, 2009 and 2008 respectively.

Beijing Leimone Shengtong Wireless Technology Co., Ltd. ("Beijing Leimone") was founded by Gu, the majority shareholder of the Company.

  Beijing Leimone borrows money from the Company. The borrowings bore no interest and had a maturity of 12 months or more. As of December 31, 2009 and 2008, the balance of such loans was $247,909 and $247,294 and is due on March 30, 2010.
  TCB Digital transferred a project to Beijing Leimone on June 25, 2008 and as of December 31, 2008, the balance related to this business was $561,699, which was received on March 11, 2009

The majority shareholder of the Company Gu borrowed money from the Company, these borrowings bore no interest and had a two-year repayment term. As of December 31, 2009 and 2008, the balances of such loans were Nil and $575,710 respectively; the balance was received on August 21, 2009

Leimone (Tianjin) Industrial Co., Ltd. ("Tianjin Leimone") was controlled by Gu, the majority shareholder of the Company.

  Tianjin Leimone borrows money from the Company. The borrowing bore no interest and had a one-year repayment term. As of December 31, 2009 and 2008, the balance of loans was Nil and $582,096 respectively;
  Additionally, Tianjin Leimone sells raw materials to the Company. For the years ended December 31, 2009 and 2008, the Company recorded total purchases from Tianjin Leimone of $10,808,800 and Nil respectively. The amount due from Tianjin Leimone represented advances made of $1,206,832 and Nil as of December 31, 2009 and 2008 respectively.

The amount due from Beijing Leimone Shengtong Cultural Development Co., Ltd. ("Beijing Leimone Cultural") represented short term loan granted by the Company. Beijing Leimone Cultural was controlled by Gu. The borrowing bore no interest and no maturity date.

The amount due from TCBGCL represented the advance payment. TCBGCL is a shareholder of TCB Digital.

712 is a minority shareholder of TCB Digital. 712 purchases raw materials from the Company. For the years ended December 31, 2009 and 2008, the Company recorded total revenues from such sales to 712 of $14,452,730 and $906,178 respectively. Due from 712 as of December 31, 2009 and 2008 amounted to $434,115 and 51,990 respectively.

Zhejiang Leimone Electronics Co., Ltd. ("Zhejiang Leimone") was controlled by Gu. Zhejiang Leimone acquired Personal Phone System Electronic Manufacturing Service from the Company in 2008. The acquisition cost was $628,214 and was paid on August 31, 2009. Additionally, the Company purchases raw materials from Zhejiang Leimone. The amount due from Zhejiang Leimone represented the advance payment of Nil and $678,489 as of December 31, 2009 and 2008 respectively.

Due to related parties

As of December 31, 2009 and 2008, due to related parties was:

	2009	2008

Hebei Leimone	$-	$233,434
Shanghai Spreadbridge	815	-
Zhejiang Leimone	6,146	37,002
Tianjin Tong Guang Group	1,791,193
Gu	3,447,261	4,879,889
Others	-	10,844

Total due to related parties	$5,245,415	$5,161,169

The Company borrowed money from Hebei Leimone. The borrowing bears no interest and had a two-year repayment term. As of December 31, 2009 and 2008, the balances of such loans were Nil and $233,434 respectively.

Tianjin Leimone sells raw materials to the Company. For the years ended December 31, 2009 and 2008, the Company recorded total purchases from Tianjin Leimone of $10,808,800 and Nil respectively. The amount due to Tianjin Leimone was Nil and Nil as of December 31, 2009 and 2008 respectively.

Zhejiang Leimone transferred fixed assets to the Company of $37,092. The amount due to Zhejiang Leimone was $6,146 and $37,002 as of December 31, 2009 and 2008 respectively.

The Company borrowed money from Tianjin Tong Guang Group. The borrowings bear no interest and no repayment term. As of December 31, 2009 and 2008, the balance of such loans was $1,791,193 and Nil respectively.

Gu provides fund to the Company with no interest and no repayment term. As of December 31, 2009 and 2008, the balances of funds provided by Gu was $3,447,261 and $4,879,889 respectively.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between Zoom and any related person would need to be approved by our Audit Committee prior to us entering into such transaction. Notwithstanding the foregoing, related party transactions made by Gold Lion prior to September 22, 2009, the date that Zoom acquired Gold Lion via share exchange, were not approved by our audit committee.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Annual Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company's Board of Directors.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 13,074,678 shares of Common Stock outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. Once there is a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting in person or by proxy, is required for election of directors in Proposal 1, the affirmative vote of the majority of the Company's outstanding shares of Common stock is required for Proposals 2, 3 and 4, and the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, is required for approval of Proposal 5. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal.

Additional Information

We are required to file annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy these proxy materials and other documents we have field at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

Stockholders who have questions in regard to any aspect of the matters discussed in the Proxy Statement should contact Anthony K. Chan, the Company's Secretary and Chief Financial Officer at (917) 609-0333.

Deadline for Submission of Stockholder Proposals for 2011 Annual Meeting of Stockholders

Stockholders may present proposals for inclusion in the Proxy Statement for the 2011 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the bylaws of the Company, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2011 Proxy Statement.

Incorporation by Reference of Other Information in This Proxy Statement

For further information of the stockholders, the Company is delivering with this Proxy Statement a copy of its Annual Report for the year 2009 on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2010. Certain portions of the Form 10-K, including, without limitation, Management's Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Changes in and Disagreements with Accountants on Accounting and Financial Disclosure Controls and Procedures, are incorporated in the Proxy Statement by reference. You should refer to the Form 10-K which accompanies the Proxy Statement and review such information. The Company undertakes to provide, without charge, to each stockholder upon written request or oral request of such person and by first class mail or other equally prompt means within three business days of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. All such requests should be made to the attention of our Secretary and Chief Financial Officer, Anthony K. Chan, at ZOOM TECHNOLOGIES, INC., C/o Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th

Floor, New York, NY 10017, U.S.A., tel: (917) 609-0333. This proxy statement and annual report for the year ending December 31, 2009 are available on the internet at www.zoomleimone.com.

ZOOM TECHNOLGIES, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lei Gu and Brian Lee (corporate counsel) with the power of substitution and resubstitution to vote any and all shares of capital stock of Zoom Technologies, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Friday, December 10, 2010, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

Proposal No. 1 ELECTION OF DIRECTORS

Nominees:	For	Withhold
Lei Gu	[_]	[_]
Frank B. Manning	[_]	[_]
Augustine Lo	[_]	[_]
Chang Shan	[_]	[_]
Cheng Wang	[_]	[_]

Proposal No. 2

To amend the Company's Certificate of Incorporation to increase the authorized amount of common stock, par value $0.01 per share, from 25,000,000 shares to 35,000,000 shares (Proposal No.2);

	For [_]	Against [_]	Abstain [_]
Proposal No. 3 To amend Company's Certificate of Incorporation to authorize 1,000,000 shares of a new class of "blank check" preferred stock, $0.01 par value per share (Proposal No.3);	For [_]	Against [_]	Abstain [_]
Proposal No. 4 To amend the Company's Certificate of Incorporation and Bylaws to permit action by written consent of the stockholders without a meeting (Proposal No.4).	For [_]	Against [_]	Abstain [_]
Proposal No. 5 To ratify the appointment of Goldman Kurland Mohidin LLP, as the Company's independent certified public accountants for the fiscal year ending December 31, 2010 (Proposal 5.).	For [_]	Against [_]	Abstain [_]

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1 AND FOR APPROVAL OF THE PROPOSALS NUMBER 2 THROUGH 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZOOM TECHNOLOGIES, INC.

________________________________________               Date:______________________________
Signature

________________________________________
Signature if jointly owned

__________________________________________________________
Print name (Entity's name, officer's name and title if applicable)

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE